EXHIBIT 10.49

BORDERS GROUP, INC.

AMENDMENT NO. 2
to the
CREDIT AGREEMENT

        This AMENDMENT NO. 2 dated as of August 12, 2002 (the "Amendment") to the CREDIT AGREEMENT is by and among BORDERS GROUP, INC ("BGI"), BORDERS, INC. ("Borders"), WALDEN BOOK COMPANY, INC. ("Walden"), WALDEN BOOKS PROPERTIES, INC. ("WPI"), BORDERS PROPERTIES, INC. ("BPI"), PLANET MUSIC, INC. ("Planet"), BORDERS ONLINE, LLC ("OnlineLLC"), BORDERS OUTLET, INC. ("Outlet"), BORDERS FULFILLMENT, INC. ("Fulfillment"), THE LIBRARY, LTD. ("Library"), BORDERS ONLINE, INC. ("OnlineInc"), WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee ("Owner Trustee"), SAM PROJECT FUNDING CORP I, as Investor ("Investor"), SUNTRUST BANK, as Co-Arranger, Administrative Agent, Real Estate Administrative Agent and Documentation Agent, FLEET NATIONAL BANK (f/k/a Bank Boston, N.A.), as Co Arranger and Syndication Agent, and the Lenders party hereto.

        WHEREAS, Owner Trustee, Investor, the Co-Arrangers, the Administrative Agent, the Syndication Agent, the Real Estate Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of November 22, 1995, which was Amended and Restated as of October 17, 1997, and further amended by the Omnibus Amendment, dated as of June 21, 2002 (the “Omnibus Amendment”), among BGI, Borders, Walden, WPI, BPI, the Owner Trustee, the Investor, PNC Bank, National Association, Bank One, NA, Deutsche Bank Trust Company Americas, SunTrust Bank and Fleet National Bank (as heretofore amended, the “Credit Agreement”);

        WHEREAS, BGI, Borders, Walden, WPI, BPI, Planet, OnlineLLC, Outlet, Fulfillment, Library and OnlineInc are parties to that certain Guarantee, dated as of November 22, 1995, which was Amended and Restated as of October 17, 1997 and further amended by the Omnibus Amendment (as heretofore amended, the “Guarantee”);

        WHEREAS, at the Lessees’ and the Guarantors’ request, the parties hereto, subject to the terms and conditions hereof, have agreed to amend the Credit Agreement as set forth herein;

        NOW, THEREFORE, the parties hereby agree as follows:

        ss.1. Defined Terms. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        ss.2. Amendments to the Credit Agreement. (a) The definition of "Restricted Payment Amount" set forth in Appendix A to the Credit Agreement is amended and restated in its entirety to read as follows:

“Restricted Payment Amount.” means (a) over the term of the Revolving Credit Agreement, an amount not to exceed the sum of (i) $100,000,000 plus (ii) the aggregate amount paid to the Company (whether in cash or in shares of the Company’s stock), from time to time and at any time since the Omnibus Amendment Effective Date, by officers, employees or directors of the Company or any of its Subsidiaries in connection with the exercise of options to purchase shares of the Company’s stock, plus (iii) the realized tax benefit (as calculated by the Company in a manner satisfactory to the Administrative Agent) for tax years ending after the Omnibus Amendment Effective Date, resulting from the exercise, from time to time and at any time since the Omnibus Amendment Effective Date, of such options or resulting from the lapse, from time to time and at any time since the Omnibus Amendment Effective Date, of restrictions on (and vesting of rights in) certain shares of the Company’s stock subject to the Management Stock Purchase Plan or any similar successor plan and (b) during any Fiscal Year, an amount not to exceed the sum of (i) $50,000,000 plus (ii) the aggregate amount paid to the Company (whether in cash or in shares of the Company’s stock), from time to time and at any time during such Fiscal Year, by officers, employees or directors of the Company or any of its Subsidiaries in connection with the exercise of options to purchase shares of the Company’s stock, plus (iii) the realized tax benefit (as calculated by the Company in a manner satisfactory to the Bank Agents) for such Fiscal Year, resulting from the exercise, from time to time and at any time since January 28, 2002, of such options or resulting from the lapse, from time to time and at any time since January 28, 2002, of restrictions on (and vesting of rights in) certain shares of the Company’s stock subject to the Management Stock Purchase Plan or any similar successor plan. For purposes of calculating the Restricted Payment Amount, to the extent shares of the Company’s stock are delivered to the Company in payment of the exercise price of options, or in payment of taxes associated with the exercise of options or the vesting of restricted shares, such delivered shares are deemed to be repurchased by the Company at fair market value (as defined in the Company’s stock option plan) on the date of delivery to the Company. Such delivered share repurchases will serve to reduce the available Restricted Payment Amount.

        (b) Section 5.02 of the Credit Agreement is hereby amended by deleting the date "November 1, 2002" that appears in the second proviso at the end of the first sentence thereof, and substituting therefor the date "December 1, 2002".

        (c) Notwithstanding the provisions of Section 11.16 of the Guarantee, the parties hereto hereby agree that, only with respect to the five Properties located in California (the "California Properties"), the Guarantors shall not be required to comply with the provisions of Section 11.16 of the Guarantee, provided, however, that on or before December 1, 2002, either (i) the Guarantors shall cause the Loans related to the California Properties to be repaid in full or (ii) with respect to each California Property which has not been refinanced pursuant to clause (i), the Guarantor that is the Lessee with respect to such California Property will execute and deliver to the Real Estate Administrative Agent, and appropriate UCC financing statements (including fixture filings) for such California Property, which deed of trust shall directly secure the obligations of the Owner Trustee under the Credit Agreement, and will cause such deeds of trust to be recorded in the appropriate recording offices in the applicable jurisdictions.

        ss.3. Affirmation of the Lessees and Guarantors. Each of the Lessees hereby affirms its absolute and unconditional promise to pay its obligations under the Operative Agreements as amended hereby, at the times and in the amounts provided for therein. Each of the Guarantors hereby affirms its guaranty of the Obligations in accordance with the provisions of the Guarantee.

        ss.4. Conditions to Effectiveness. Upon satisfaction of the following conditions, this Amendment shall be deemed effective as of the date hereof (the "Effective Date"):

“(a) Operative Agreements. This Amendment shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Required Lenders.

“(b) Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Lessees and Guarantors shall have been duly and effectively taken, and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

        ss.5. Representations and Warranties. The Lessees and the Guarantors hereby represent and warrant to the other parties hereto as follows:

“(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Lessees, the Guarantors, and their Subsidiaries contained in the Operative Agreements, as amended hereby, are true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Operative Agreements and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warrants relate expressly to an earlier date), and no Default or Event of Default has occurred and is continuing.

“(b) Authority, No Conflicts, Etc. The execution, delivery and performance of this Amendment and all related documents and the consummation of the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Lessees, any of the Guarantors or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Lessees, any of the Guarantors or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, any of the Lessees, any of the Guarantors or any of their Subsidiaries.

“(c) Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each Lessee, each Guarantor and each of their respective Subsidiaries party thereto, enforceable against each Lessee, each Guarantor and each of their respective Subsidiaries, in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in equity or at law) and an implied covenant of good faith and fair dealing, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        ss.6. No Other Amendments. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Operative Agreements shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

        ss.7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        ss.8. Governing Law. THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        ss.9. Headings. Headings or captions used in this Amendment are for convenience or reference only and shall not define or limit the provisions hereof.

        ss.10. Expenses. The lessees jointly and severally hereby agree to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees).

         IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the date first above written.